LanzaTech Promotes Dr. Zara Summers to Chief Science Officer and Dr. Michael Köpke to Chief Innovation Officer Appointments will integrate world-class science, engineering and technology teams to accelerate the industrial adoption of carbon recycling and bolster organizational resilience. CHICAGO, July 06, 2023 (GLOBE NEWSWIRE) – LanzaTech Global, Inc. (Nasdaq: LNZA)—the carbon recycling company that transforms waste carbon into sustainable raw materials for everyday products—announced today the promotion of Dr. Zara Summers from VP of Science to Chief Science Officer and Dr. Michael Köpke from VP of Synthetic Biology to Chief Innovation Officer. Together, these promotions reflect LanzaTech’s emphatic investment in delivering disruptive commercial technology to pave the way for a circular carbon economy. “Zara and Michael’s promotions enable us to accelerate commercial deployment of our technology. By streamlining the governance of our science teams and focusing innovation to feed our commercial pipeline, we are better able to deliver what our customers need. ” said Dr. Jennifer Holmgren, CEO of LanzaTech. “Through this new structure we can align early-stage science activities with the needs of the market delivering solutions to harness all the carbon that’s already above-ground. Together, we can protect the planet and its ecosystems for future generations.” In her new role, Dr. Summers will oversee the entirety of the Science division (which encompasses Synthetic Biology, Fermentation, AI, and Computational Biology) at LanzaTech, unifying and streamlining the company’s R&D work for commercial success. She will have accountability for the company’s technology pipeline and technical portfolio. Dr. Summers joined LanzaTech in January 2022 from ExxonMobil, where she created their R&D Bioscience division and managed a broad portfolio of bio-based programs including their strategies for nature-based solutions. As a proven strategic leader, Zara will enable the translation of our world class research portfolio to practice. Zara will act as Chair of a newly formed Technology Governance Council, which will enable the company to better monitor and prioritize the project portfolio and ensure alignment across multiple teams from science and engineering to commercial and finance. “Our Science team is developing exciting and impactful technology that has strong commercial applications today,” said Dr. Summers. “Deepening the integration and alignment between our science, engineering, and commercialization divisions will bring our incredible innovations to global players across multiple industries and improve our collective environmental impact.” Dr. Köpke—who is named as an inventor on over 500 hundred patents and an author on over 50 publications—will oversee the process of innovation within the company, including identifying next technology breakthroughs, developing and incubating technology and business opportunities for LanzaTech, and increasing organizational

PAGE 2 resilience and flexibility through its technology investments. He will continue to play a leading role in establishing and coordinating technology partnerships and innovation networks and will lead a Distinguished Technical Council at LanzaTech, that will lead on cutting edge developments that can support LanzaTech’s commercial pipeline. During his 14-year tenure at the company, he initiated LanzaTech’s synthetic biology, automation and biofoundry, strain and protein engineering, and computational modeling programs. “Embarking on this new chapter at LanzaTech will allow us to integrate the amazing innovation happening across the company under one mission and vision,” said Dr. Köpke. “Innovation is at the heart of who we are, and I am excited to take the lead on developing an innovation feeder program to support our commercialization pipeline, while we increasingly focus on leveraging our platform across multiple sectors.” LanzaTech was recently named a TIME100 Most Influential Companies 2023 for its carbon recycling innovation and impact. About LanzaTech Headquartered in Skokie, Ill., LanzaTech (Nasdaq: LNZA) transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more LanzaTech visit https://lanzatech.com. Forward-Looking Statements This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except as required by law. Contact Information Media Contact Kit McDonnell, Director of Communications press@lanzatech.com Investor Relations Contact Omar El-Sharkawy, VP, Corporate Development lanzatechir@icrinc.com